FOR:         PRT Group Inc.
FOR IMMEDIATE RELEASE

                                    CONTACT:    Michele Katz/Elric Martinez
                                                Morgen-Walke Associates
                                                (212) 850-5600

                                                Press:
                                                Heather Stonebraker
                                                IMEDIA Inc.
                                                (973) 267-8500 Ext. 249


                     PRT GROUP ANNOUNCES APPOINTMENT OF
                 DAN S. WOODWARD AS CHIEF EXECUTIVE OFFICER

             * PRT GROUP ANNOUNCES MANAGEMENT AND BOARD CHANGES


Hartford, CT - June 30, 1999--PRT Group Inc. (Nasdaq: PRTG) a provider of application development, integration and technology migration services, today announced that Dan S. Woodward, currently President and Chief Operating Officer, has been appointed Chief Executive Officer. Mr. Woodward succeeds Douglas K. Mellinger, who will continue as Non-Executive Chairman of the Board of Directors. Mr. Mellinger founded PRT and has served as Chairman and Chief Executive Officer of the Company for 10 years.

Douglas Mellinger, Chairman, Board of Directors, commented, "We are delighted to announce Dan Woodward as PRT's new CEO. As a major shareholder, I believe that the initiatives being announced and actions underway should allow the Company to achieve its long-term goals."

Dan Woodward, President and CEO, stated, "PRT is moving forward aggressively in developing and launching initiatives that I believe should move us closer toward our long-term goals for increased market share and a return to profitability. Today we are announcing details of our new strategy focused on extending the valuable life-span of our customers' legacy systems and offering new options to address customers' critical IT staffing needs. I look forward to working with the entire PRT team of professionals to implement our plan of action."

Mr. Woodward joined PRT Group on May 18, 1999 as President and Chief Operating Officer. Previously, he was President of the Strategic Telecom Division of Electronic Data Systems (EDS).

The Company also announced that Greg Mellinger, president of the Company's Professional Services Group business unit and a director of PRT Group Inc., has resigned his positions to pursue other business interests.

In a separate press release issued today, PRT announced streamlining initiatives, strategic direction and preliminary second quarter revenue.

About PRT Group Inc.

PRT Group Inc. (Nasdaq: PRTG) is an Application Services Integrator committed to addressing customer applications development and management needs, including--extending the value of substantial investments that have been made in legacy applications, supporting customer migration plans to next-generation E-Business platforms; and providing staffing and facility options to address customer IT staffing gaps. The Company focuses on long-term customer relationships as it strives to provide flexible and evolutionary IT services through the life-cycle of its customers' applications portfolio. PRT leverages its Customer Software Engineering Center (CSEC) Model to provide centralized, comprehensive application services, combining highly skilled IT professionals, proven quality processes, and knowledge management systems. Founded in 1989, PRT Group Inc. is headquartered in Hartford, CT. For more information visit www.prt.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the future operations and expectations of the Company and contains statements regarding the Company's beliefs, intentions and expectations about developments, results and events that will or may occur in the future. Such forward-looking statements are based on certain assumptions and analyses made by the Company derived from its experience and perceptions. Actual results and developments may vary materially from those described, as they are subject to a number of known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic, market and business conditions; general conditions and competition in the IT industry; concentration of revenues; the status of customer orders; demand for the Company's services; analysis, predictions, and decision-making by a new executive management team with limited experience and time running the Company; and various other factors set forth under the caption "Factors That May Affect Future Results" in Item 6 of PRT's Annual Report on Form 10-K for the year ended December 31, 1998.

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